Exhibit 4.6

Execution Version

ADVANCE AUTO PARTS, INC.
____________________________________

FIFTH SUPPLEMENTAL INDENTURE

Dated as of April 19, 2013
____________________________________

to the

INDENTURE

Dated as of April 29, 2010

among

ADVANCE AUTO PARTS, INC.

as Issuer,

EACH OF THE SUBSIDIARY GUARANTORS FROM

TIME TO TIME PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE, dated as of April 19, 2013 (this “Fifth Supplemental Indenture”), to the Indenture, dated as of April 29, 2010 (the “Original Indenture”), among ADVANCE AUTO PARTS, INC., a Delaware corporation (the “Company”), THE SUBSIDIARY GUARANTORS listed on the signature page hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;
WHEREAS, pursuant to the Original Indenture, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered a (i) first supplemental Indenture, dated as of April 29, 2010, to provide for a Series of Securities (the “First Supplemental Indenture”), (ii) second supplemental indenture, dated as of May 27, 2011, to provide for the release of certain Subsidiary Guarantors (the “Second Supplemental Indenture”), (iii) third supplemental indenture, dated as of January 17, 2012, to provide for a Series of Securities (the “Third Supplemental Indenture”) and (iv) fourth supplemental indenture, dated as of December 21, 2012, to provide for the addition of certain new Subsidiary Guarantors (the “Fourth Supplemental Indenture) (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture is hereinafter called the “Indenture”);
WHEREAS, Section 4.09 of the Original Indenture provides, among other things, that if any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company, then, if such Subsidiary of the Company is not already a Subsidiary Guarantor, the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor;
WHEREAS, Section 9.01(i) of the Original Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of adding a Guarantee with respect to the Securities; and
WHEREAS, all action on the part of the Company necessary to authorize this Fifth Supplemental Indenture has been duly taken.
NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:
That, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the

Subsidiary Guarantors and the Trustee covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.01. Definitions.
A. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.
B. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II
Guarantors

SECTION 2.01. Subsidiary Guarantors. From this date, in accordance with Sections 4.09 and 10.01 of the Indenture and by executing this Fifth Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

ARTICLE III
Miscellaneous

SECTION 3.01. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 3.02. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.
SECTION 3.03. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 3.04. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

ADVANCE AUTO PARTS, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

B.W.P. DISTRIBUTORS, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

AAP FINANCIAL SERVICES, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: President and Chief Financial Officer

ADVANCE AUTO BUSINESS SUPPORT, LLC
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: President, Chief Financial Officer and Assistant Secretary

ADVANCE AUTO INNOVATIONS, LLC
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Treasurer and Assistant Secretary

[Supplemental Indenture - Signature Page]

ADVANCE AUTO OF PUERTO RICO, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Treasurer and Assistant Secretary

ADVANCE E-SERVICE SOLUTIONS, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

ADVANCE PATRIOT, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: President, Treasurer and Assistant Secretary

ADVANCE STORES COMPANY, INCORPORATED
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Supplemental Indenture - Signature Page]

ADVANCE TRUCKING CORPORATION
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

AUTOPART INTERNATIONAL, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Vice President, Chief Financial Officer and Assistant Clerk

CROSSROADS GLOBAL TRADING CORP.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

DISCOUNT AUTO PARTS, LLC
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Vice President, Treasurer and Assistant Secretary

[Supplemental Indenture - Signature Page]

DRIVERSIDE, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

E-ADVANCE, LLC
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Treasurer and Assistant Secretary

MOTOLOGIC, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

TTR, INC.
By	/s/ Michael A. Norona
Name: Michael A. Norona
Title: President, Chief Financial Officer and Assistant Secretary

[Supplemental Indenture - Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President